UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska		68102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 444-1630

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2018, America First Multifamily Investors, L.P. (the “Partnership”), and its affiliate, ATAX TEBS IV, LLC, entered into a number of agreements relating to a new long-term debt financing facility provided through the securitization of 25 of the Partnership’s mortgage revenue bonds (the “Bonds”) with the Federal Home Loan Mortgage Corporation (“Freddie Mac”) pursuant to Freddie Mac’s Tax-Exempt Bond Securitization program, also known as the “TEBS” program (the “TEBS Financing”). The gross proceeds from the TEBS Financing were approximately $221.5 million. After payment of transaction costs and retirement of the previously existing Term A/B Trusts associated with the Bonds, the Partnership received net proceeds from the TEBS Financing of approximately $12.6 million. The Partnership used approximately $12.6 million of the net proceeds to reduce the outstanding principal of, and accrued interest on, its unsecured line of credit with Banker’s Trust that was previously used by the Partnership as short-term financing to fund the purchase of a Bond in the second quarter of 2018.

The TEBS Financing provides the Partnership with a long-term fixed-rate debt facility at interest rates of 3.08% per annum commencing on August 8, 2018 through July 31, 2023, and 3.65% per annum commencing on August 1, 2023 through the expiration date of July 31, 2034. Under the TEBS Financing, the Partnership transferred the 25 Bonds, with a total outstanding principal balance of approximately $260.6 million, to ATAX TEBS IV, LLC, a special purpose entity owned and controlled by the Partnership (the “Sponsor”). The Bonds were securitized by transferring these assets to Freddie Mac in exchange for Class A and Class B Freddie Mac Multifamily Fixed-Rate Certificates, Series M-045, (collectively, the “TEBS Certificates”) issued by Freddie Mac. The TEBS Certificates represent beneficial interests in the securitized assets held by Freddie Mac.

The Class A TEBS Certificates were issued in an initial principal amount of approximately $221.5 million and were sold to an unaffiliated investor. The Class B TEBS Certificates were issued in an initial principal amount of approximately $39.1 million and were retained by the Sponsor. The holders of the Class A TEBS Certificates are entitled to receive regular payments of interest from Freddie Mac at a fixed rate. Freddie Mac is entitled to receive certain credit and servicing fees (“Facility Fees”) at a rate of approximately 0.74% per annum. The total cost of this financing facility is approximately 3.82%, through July 31, 2023, and 4.39% from August 1, 2023 through July 31, 2034.

Payment of interest on the Class A TEBS Certificates will be made from the interest payments received by Freddie Mac from the Bonds held by Freddie Mac on designated interest payment dates prior to any payments of interest on the Class B TEBS Certificates held by the Sponsor. As the holder of the Class B TEBS Certificates, the Sponsor is not entitled to receive interest payments on the Class B TEBS Certificates at any particular rate but will be entitled to all payments of principal and interest on the Bonds after payment of principal and interest due on the Class A TEBS Certificates and payment of all Facility Fees and associated expenses. Accordingly, the amount of interest paid to the Sponsor on the Class B TEBS Certificates will be reduced beginning August 1, 2023, due to the increase in the rate paid on the Class A TEBS Certificates for the remaining term of the TEBS Financing.

Freddie Mac has guaranteed payment of scheduled principal and interest payments on the Class A TEBS Certificates.  The Sponsor is obligated to reimburse Freddie Mac for certain expenses, including any payments made by Freddie Mac under its guaranty. These obligations of the Sponsor are also guaranteed by the Partnership. The Partnership also entered into various subordination agreements with Freddie Mac under which the Partnership has subordinated its rights and remedies with respect to the tax-exempt and taxable bonds and mortgage loans made by it to the owners of properties securing certain of the Bonds to the rights of Freddie Mac as the holder of the Bonds.

For financial reporting purposes, the TEBS Financing will be recorded by the Partnership as a secured financing.

The following is a brief description of the principal agreements affecting the rights and obligations of the Partnership and/or the Sponsor in connection with the TEBS Financing. Each of the following documents is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Each such description is qualified in its entirety by reference to the full text of the document so described.

Sale, Contribution and Assignment Agreement

Under the Sale, Contribution and Assignment Agreement between the Partnership and the Sponsor, the Partnership sold and conveyed the Bonds with a total outstanding principal amount of approximately $260.6 million.

The Sponsor securitized the Bonds with Freddie Mac and received gross proceeds of approximately $221.5 million and the Class B TEBS Certificates in the principal amount of approximately $39.1 million. Under the Sale, Contribution and Assignment Agreement, the Sponsor kept the Class B TEBS Certificates and delivered the gross proceeds per the direction of the Partnership. The difference between the outstanding principal of the Bonds, plus accrued and unpaid interest on the Bonds as of the closing date, and the cash purchase price paid by the Sponsor to the Partnership, was treated as a capital contribution to the Sponsor by the Partnership. The Sale, Contribution and Assignment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Subordinate Bonds Custody Agreement

Under the Subordinate Bonds Custody Agreement by and among U.S. Bank, National Association (the “Custodian”), as custodian for Freddie Mac, the Partnership, and the Sponsor, the Sponsor deposited three additional subordinate bonds (the “Subordinate Bonds”), with a total outstanding principal amount of approximately $20.2 million, into an account with the Custodian. The Sponsor is entitled to all payments of principal and interest on the Subordinate Bonds and has not pledged the Subordinate Bonds. The Sponsor, however, may not sell or transfer the Subordinate Bonds without the written consent of Freddie Mac. The Subordinate Bonds Custody Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Bond Exchange, Reimbursement, Pledge and Security Agreement

Under the Bond Exchange, Reimbursement, Pledge and Security Agreement between Freddie Mac and the Sponsor (the “Bond Exchange Agreement”), the Sponsor transferred 25 Bonds with a principal balance of approximately $260.6 million to Freddie Mac in exchange for the Class A and Class B TEBS Certificates. The Bond Exchange Agreement provides, among other things, that the Sponsor will reimburse Freddie Mac (subject to certain limitations set forth therein) for (i) actual losses, if any, resulting from breaches of the Sponsor’s representations and warranties, subject to certain conditions set forth in the Bond Exchange Agreement, and (ii) certain advances made by Freddie Mac in its capacity as credit enhancer of the Class A TEBS Certificates. The Bond Exchange Agreement also sets forth the circumstances in which the parties may or are required to release any of the Bonds underlying the TEBS Certificates. Among other things, the Sponsor may elect to purchase all (but not less than all) of the Bonds from Freddie Mac on August 15, 2029, and annually on each August 15 thereafter.  The Sponsor also retains a right to require a Bond to be released from Freddie Mac in the event of a payment default on the Bond which remains uncured for two consecutive scheduled payment dates or 60 days, whichever is shorter, by paying Freddie Mac the unpaid principal and accrued interest on the Bond plus a yield maintenance payment. In addition, the Sponsor has a limited right to substitute new bonds for existing Bonds held by Freddie Mac in certain circumstances. The Bond Exchange Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Series Certificate Agreement

The rights, preferences, tender option and disposition provisions, and other terms of the Class A and Class B TEBS Certificates are set forth in the Series Certificate Agreement between Freddie Mac, in its corporate capacity, and Freddie Mac, in its capacity as administrator (the “Series Certificate Agreement”). Pursuant to the Series Certificate Agreement, Freddie Mac serves as administrator of the TEBS Certificates. As administrator, Freddie Mac will, among other things, distribute interest and principal payments generated by the Bonds held by Freddie Mac to the holders of the TEBS Certificates in accordance with the distribution provisions of the Series Certificate Agreement. Freddie Mac also serves as credit enhancer of the Class A TEBS Certificates pursuant to the Series Certificate Agreement, and as such guarantees the payment of principal and interest on the Class A TEBS Certificates. The Series Certificate Agreement also sets forth the provisions pursuant to which distributions due to the holders of the Class B TEBS Certificates are applied to reimburse Freddie Mac for credit advances made by it in its capacity as credit enhancer for the Class A TEBS Certificates. The Series Certificate Agreement also governs the termination of Freddie Mac’s obligations with respect to the TEBS Certificates and the mandatory tender and termination of the TEBS Certificates. The Series Certificate Agreement (including the Standard Terms and Definitions incorporated therein) are attached hereto as Exhibit 10.4 and are incorporated herein by reference.

Limited Support Agreement

Pursuant to the Limited Support Agreement between the Partnership and Freddie Mac, the Partnership has guaranteed the obligations of the Sponsor pursuant to the provisions of the Bond Exchange Agreement that require the Sponsor to indemnify Freddie Mac with respect to the matters described above under the description of the Bond

Exchange Agreement. The Limited Support Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

On August 9, 2018, the Partnership issued a press release announcing the TEBS Financing, a copy of which is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 8, 2018, the Partnership completed the TEBS Financing and, in connection therewith, transferred the Bonds, with a total outstanding principal amount of approximately $260.6 million, to the Sponsor as described in Item 1.01 of this report. The information set forth under Item 1.01 above with respect to the transfer of the Bonds in connection with the TEBS Financing is hereby incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the TEBS Financing is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation of the Partnership or an obligation under an off-balance sheet arrangement of the Partnership.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Sale, Contribution and Assignment Agreement dated August 8, 2018 between America First Multifamily Investors, L.P. and ATAX TEBS IV, LLC.

10.2

Subordinate Bonds Custody Agreement dated August 1, 2018 by and among U.S. Bank, National Association, as custodian for the Federal Home Loan Mortgage Corporation, America First Multifamily Investors, L.P., and ATAX TEBS IV, LLC.

10.3	Bond Exchange, Reimbursement, Pledge and Security Agreement dated August 1, 2018 between the Federal Home Loan Mortgage Corporation and ATAX TEBS IV, LLC.

10.4

Series Certificate Agreement dated August 1, 2018 between the Federal Home Loan Mortgage Corporation, in its corporate capacity, and the Federal Home Loan Mortgage Corporation, in its capacity as administrator.

10.5	Limited Support Agreement dated August 1, 2018 between America First Multifamily Investors, L.P. and the Federal Home Loan Mortgage Corporation.

99.1	Press Release dated August 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: August 9, 2018	By:	/s/ Craig S. Allen
Printed: Craig S. Allen
Title: Chief Financial Officer